Exhibit 23.2


                        CONSENT OF INDEPENDENT AUDITORS


          We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Sanofi-Aventis, dated November 8, 2005, of our report dated April 11, 2005, with respect to the consolidated financial statements of Sanofi-Aventis included in its Annual Report under Form 20-F for the year ended December 31, 2004.




                              ERNST & YOUNG Audit

                              Represented by Valerie Quint and Gilles Puissochet




            /s/ Valerie Quint               /s/ Gilles Puissochet
           -----------------------         -----------------------
            Valerie Quint                   Gilles Puissochet





Paris France
November 8, 2005